Exhibit 99.01


IMMEDIATE RELEASE                            For Additional Information Contact:

October 4, 2004                                                  SCOTT J. DUNCAN
                                                                 FX Energy, Inc.
                                                  3006 Highland Drive, Suite 206
                                                      Salt Lake City, Utah 84106
                                               (801) 486-5555 Fax (801) 486-5575
                                                                www.fxenergy.com

            FX Energy to Present at NYSSA Energy Industry Conference

Salt Lake City, October 4, 2004, - FX Energy, Inc. (Nasdaq/NNM: FXEN) will make a presentation at the NYSSA Energy Industry Conference in New York City on October 6, 2004. The presentation is scheduled for 12:00 noon EST and will be webcast. A link to the webcast will be available on the homepage of the FX Energy website at www.fxenergy.com.

FX Energy also reported that the Sroda-4 well is drilling at a depth below 2,000 meters and the Rusocin-1 well site preparation is continuing.

FX Energy holds interests in four project areas in Poland:

         o The Fences I project area covers approximately 265,000 acres in western Poland's Permian Basin. FX Energy holds a 49% interest except for approximately 45,000 acres around the Zaniemysl-3 well where FX holds 24.5%, CalEnergy holds 24.5% and POGC holds 51%.

         o The Fences II project area covers approximately 670,000 acres in western Poland's Permian Basin. FX Energy has a 49% interest in Fences II and POGC holds 51%.

         o The Fences III project area covers approximately 770,000 acres in western Poland's Permian Basin. FX Energy holds a 100% interest.

         o The Wilga project area covers approximately 250,000 acres in central Poland; FX Energy holds a 45% interest.

                              _____________________

For a discussion of the contingencies and uncertainties to which information respecting future events is subject, see FX Energy's SEC reports or visit FX Energy's website at www.fxenergy.com. This release contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's other SEC reports.